UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on February 2, 2015, Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”) received notice from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, based upon the closing bid price of the Company’s common stock (the "Common Stock") for the previous 30 consecutive business days, the Company no longer satisfied the requirement to maintain a minimum bid price of $1.00 per share, as required by NASDAQ Listing Rule 5450(a)(1) (the "Bid Price Rule"). In accordance with the NASDAQ Listing Rules, the Company was afforded 180 days, or until August 3, 2015, to regain compliance with the Bid Price Rule by evidence of a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. In anticipation of not meeting the Bid Price Rule by August 3, 2015, the Company transferred the listing of its Common Stock to the NASDAQ Capital Market, upon which it was afforded an additional 180 calendar days, or until February 2, 2016, to regain compliance with the Bid Price Rule by evidence of a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days.

The Company was unable to regain compliance with the Bid Price Rule by February 2, 2016. Accordingly, on February 2, 2016, the Company received a letter from the Staff notifying it that its Common Stock would be subject to delisting from NASDAQ unless the Company timely requested a hearing before a NASDAQ Listing Qualifications Panel (the "Panel").

The Company intends to timely request a hearing before the Panel, at which it will present its plan to evidence compliance with the Bid Price Rule, and request a further extension of time to do so. The Panel has the discretion to grant the Company up to an additional 180 calendar days from the date of the Staff’s notice, or until August 1, 2016, to satisfy the Bid Price Rule. The Company’s request for a hearing will automatically stay any delisting action pending the issuance of a final decision and the expiration of any further extension granted by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing.

On February 5, 2016, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01                          Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued on February 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: February 5, 2016